Exhibit 10.1
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

AMENDED AND RESTATED COMMERCIAL SUPPLY AGREEMENT
(Amantadine HCl extended release capsules)
This Amended and Restated Commercial Supply Agreement (“Amended and Restated Agreement”) is effective as of February 16, 2017 (“Restatement Effective Date”), by and between Adamas Pharmaceuticals, Inc., a Delaware corporation, with a place of business at 1900 Powell St., Suite 750, Emeryville, CA 94608 (“Client”), and Catalent Pharma Solutions, LLC, a Delaware limited liability company, with a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873, USA (“Catalent”).
RECITALS
A.    Client is a specialty pharmaceutical company that develops and plans to market and sell pharmaceutical products;
B.    Catalent is a leading provider of advanced technologies, and development, manufacturing and packaging services for pharmaceutical, biotechnology and consumer healthcare companies;
C.    Client desires to engage Catalent to provide certain services to Client in connection with the processing and manufacture of Client’s Product, ADS-5102, a proprietary controlled-released version of amantadine HCl that is in development for the treatment of levodopa induced dyskinesia, or LID, a complication associated with the treatment of Parkinson’s disease, and potentially as a treatment for one or more additional disorders of the central nervous system, and Catalent desires to provide such services, all pursuant to the terms and conditions set forth in this Agreement;
D.    Effective as of June 29, 2015 (“Effective Date”) Client and Catalent entered into that certain Commercial Supply Agreement (“Original Agreement”) and the Parties now desire to amend certain terms of the Original Agreement and restate the Original Agreement in its entirety on the terms and conditions set forth in this this Amended and Restated Agreement.
THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:
ARTICLE 1
DEFINITIONS
The following terms have the following meanings in this Agreement:
1.1    “Acknowledgement” has the meaning set forth in Section 4.3.

CONFIDENTIAL

1.2    “Affiliate(s)” means, with respect to Client or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, Catalent Pharma Solutions, Inc. and any corporation, firm, partnership or other entity controlled by it. For the purposes of this definition, “control” means the ownership of at least 50% of the voting share capital of an entity or any other comparable equity or ownership interest.
1.3    “Agreement” means the Original Agreement (including all its Attachments and other appendices) as in effect from the Effective Date until the Restatement Effective Date, together with the Amended and Restated Agreement, which pursuant to Section 18.1 below replaces the Original Agreement in its entirety as of the Restatement Effective Date, including with respect to this Amended and Restated Agreement its Attachments and other appendices (all of which are incorporated herein by reference) and any amendments to any of the foregoing made as provided herein or therein.
1.4    “API” means the compound Amantadine HCl, as further described in the Specifications, that has been provided on behalf of Client to Catalent along with a certificate of analysis as provided in this Agreement and in accordance with Section 3.1 (b).
1.5    “[*]” has the meaning set forth in [*].
1.6    “Applicable Laws” means, with respect to Client, all laws, ordinances, rules and regulations, as amended from time to time, of each jurisdiction in which API or Product is produced, marketed, distributed, used or sold, together with the FDA’s Guidance, Non-Penicillin Beta-Lactam Drugs: A CGMP Framework for Preventing Cross-Contamination.; and with respect to Catalent, all laws, ordinances, rules and regulations, as amended from time to time, of the jurisdiction in which Catalent Processes Product, including cGMP.
1.7    “Batch” means a defined quantity of Product that has been or is being Processed in accordance with the Specifications and in conformity with the terms of this Agreement. Notwithstanding the foregoing, upon tender of delivery of Product by Catalent to Client, the Batch shall have completed Processing, including encapsulation into either the 170 mg or 85 mg dosage form, and released in accordance with Section 5.1 and the Quality Agreement. For purposes of clarity, as of the Restatement Effective Date, the estimated quantity of Product is approximately such number of capsules as set forth on Attachment C, which may increase over time for a variety of reasons, including but not limited to, increased yields or efficiencies in the Process.
1.8    “Catalent” has the meaning set forth in the introductory paragraph, or any successor or permitted assign. As permitted and in conformity with the provisions of Section 18.7, Catalent shall have the right to cause any of its Affiliates to perform any of its obligations hereunder, and Client shall accept such performance as if it were performance by Catalent to the extent set forth in Section 18.7.
1.9    “Catalent Commitment” has the meaning set forth in Section 4.3B.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

1.10    “Catalent Defective Processing” has the meaning set forth in Section 5.2.
1.11    “Catalent Indemnitees” has the meaning set forth in Section 13.2.
1.12    “Catalent IP” has the meaning set forth in Article 11.
1.13    “cGMP” means current good manufacturing practice and standards as provided for (and as amended from time to time) in the current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 C.F.R. §§210 and 211), in the European Community Directive 2003/94/EC (Principles and guidelines of good manufacturing practice for medicinal products) in relation to the production of finished pharmaceutical products, as interpreted by ICH Harmonised Tripartite Guideline, Good Manufacturing Practice Guides for Active Pharmaceutical Ingredients (Q7a), and Pharmaceutical Quality System (Q10), and in the Territory, as applicable, and subject to any arrangements, additions or clarifications, and the respective roles and responsibilities, agreed from time to time between the Parties.
1.14    “Client” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.
1.15    “Client Indemnitees” has the meaning set forth in Section 13.1.
1.16    “Client IP” has the meaning set forth in Article 11.
1.17    “Client-supplied Materials” means any materials to be supplied by or on behalf of Client to Catalent for Processing, as provided in Attachment B, including API and certain specified reference standards listed thereon, if any.
1.18    “Commencement Date” means the first date upon which a Regulatory Authority approves Catalent as a manufacturer of any Product.
1.19    “Confidential Information” has the meaning set forth in Section 10.1.
1.20    “Contract Year” means each consecutive 12 month period beginning on the Commencement Date or anniversary thereof, as applicable, provided that Contract Year 1 shall start on the Restatement Effective Date and end after the 12 month period beginning on the Commencement Date.
1.21    “Defective Product” has the meaning set forth in Section 5.2.
1.22    “Discloser” has the meaning set forth in Section 10.1.
1.23    “Effective Date” has the meaning set forth in the Recitals.
1.24    “Exception Notice” has the meaning set forth in Section 5.2.
1.25    “Facility” means Catalent’s facilities located in (a) [*], as each is determined acceptable by the Client from time to time, and (b) such other location as mutually agreed by the parties. Catalent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

shall only Process Product at a Facility in accordance with the foregoing and the terms of this Agreement.
1.26    “Firm Commitment” has the meaning set forth in Section 4.2.
1.27    “Initial Forecast” has the meaning set forth in Section 4.2.
1.28    “Invention” has the meaning set forth in Article 11.
1.29    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.10.
1.30    “Losses” has the meaning set forth in Section 13.1.
1.31    “Minimum Requirement” has the meaning set forth in Section 4.1.
1.32    “Pellet Batch” means a Batch that remains in Process after (a) completion of manufacture, blending and lubrication of the pellets, and prior to (b) encapsulation. For purposes of clarity, the parties reference Pellet Batches in Section 4.7 for purposes of determining quantities of Raw Material Safety Stock regardless of dosage form but are not intending for delivery of Product at such stage of Processing.
1.33    “Process” or “Processing” means the compounding, filling or pressing, producing, manufacture and bulk packaging (but not secondary or retail packaging) of Client-supplied Materials and Raw Materials into Product by Catalent, in accordance with the Specifications and under the terms of this Agreement.
1.34    “Processing Date” means the day on which the first step of physical Processing is scheduled to occur, as identified in an Acknowledgement.
1.35    “[*]” has the meaning set forth in [*].
1.36    “Product” means the bulk pharmaceutical product containing the API, as more specifically described in the Specifications.
1.37    “Product Maintenance Services” has the meaning set forth in Section 2.3.
1.38    “Purchase Order” has the meaning set forth in Section 4.3.
1.39    “Quality Agreement” has the meaning set forth in Section 9.6.
1.40    “Raw Materials” means all raw materials, supplies, components and packaging necessary to manufacture and ship Product in accordance with the Specifications, as provided in Attachment B, but excluding Client-supplied Materials.
1.41    “Raw Material Safety Stock” has the meaning set forth in Section 4.7.
1.42    “Recall” has the meaning set forth in Section 9.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

1.43    “Recipient” has the meaning set forth in Section 10.1.
1.44    “Regulatory Approval” means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to U.S. Investigational New Drug applications, New Drug Applications and Abbreviated New Drug Applications (or equivalent non-U.S. filings, such as European marketing authorization applications), as applicable, of any Regulatory Authorities that are necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of API or Product in the Territory.
1.45    “Regulatory Authority” means the international, federal, state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities in the Territory that are responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally. In the United States, this includes the United States Food and Drug Administration (the “FDA”); and in the European Union, this includes the European Medicines Agency.
1.46    “Representatives” of an entity means such entity’s duly-authorized officers, directors, employees, agents, accountants, attorneys or other professional advisors.
1.47    “Review Period” has the meaning set forth in Section 5.2.
1.48    “Rolling Forecast” has the meaning set forth in Section 4.2.
1.49    “Shortfall Payment” and “Shortfall Percentage” have the meanings set forth m Section 4.1.
1.50    “Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set forth in Attachment B, as modified from time to time in accordance with Article 8.
1.51    “Supply Failure” has the meaning set forth in Section 4.8.
1.52    “Term” has the meaning set forth in Section 16.1.
1.53    “Territory” means those countries set forth in Schedule 1.51, as modified and agreed to by the parties from time to time in an amendment to this Agreement. Catalent shall make commercially reasonable efforts to accommodate additional countries, but shall not be obliged to Process Products for sale in any of such countries if it is prevented from doing so, or would be required to obtain or apply for special permission to do so with an unreasonable or significant level of effort, due to any restrictions (such as embargoes) imposed on it by any governmental authorities, including without limitation, those imposed by the U.S. Office of Foreign Assets Control.
1.54    “Unit Pricing” has the meaning set forth in Section 7.1(B).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

1.55    “Validation Services” has the meaning set forth in Section 2.1.
1.56    “Vendor” has the meaning set forth in Section 3.2(B).
ARTICLE 2
VALIDATION, PROCESSING & RELATED SERVICES
2.1    Validation Services. Catalent shall perform the Product qualification, validation and stability services described in Attachment A (the “Validation Services”) in accordance with the timelines specified in Attachment A.
2.2    Product Processing and Supply of Product.

2.2.1	Catalent shall Process Product in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement.

2.2.2
Personnel: Catalent shall provide an adequate number of properly trained operators and technicians to conduct all Product Processing, and such training shall be documented and promptly available to Client for review upon request. Catalent Quality Assurance personnel shall document and maintain a routine manufacturing room presence during all Product Processing activities, observing Product Processing at least one time per Catalent work shift. Quality Assurance documentation shall be promptly available to Client for review, upon request.

2.2.3
Equipment: Catalent shall ensure that all equipment required for Product Processing is validated and calibrated, as necessary, and available prior to Product Processing. Catalent shall ensure equipment redundancies, as requested by Client, in the event that equipment malfunctions prior to or during Product Processing, for example, [*]. To the extent that [*] such equipment in order to [*], Client agrees to [*] such equipment [*], and Catalent agrees to [*] such equipment [*], and to [*] such equipment [*] determined by the parties.

2.2.4
Catalent shall provide to Client a detailed Processing plan and schedule at least [*] prior to start of Product Processing for each Client Product Batch or Campaign, specifying and confirming all preparatory and Processing steps, the equipment to be utilized in Product Processing, the raw materials to be utilized, and the raw material release dates, which dates shall be at least [*] prior to start of Product Processing,

2.2.5
Client and its Affiliates shall purchase from Catalent their requirements of Product, subject to Section 4.1, and in accordance with the terms and conditions of this Agreement; provided, however, that nothing herein shall be construed to preclude Client from purchasing Product from one or more other manufacturers. Catalent shall provide an adequate number of properly trained operators and technicians to conduct all Product Processing, and such training shall be documented and promptly available to Client for review upon request.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

2.3    Product Maintenance Services. Catalent shall provide the following product maintenance services on a timely basis and in accordance with the Specifications, Applicable Laws and the terms of this Agreement (the “Product Maintenance Services”): [*], if applicable; [*], including [*], as applicable. For avoidance of doubt, the following services and items are not included in Product Maintenance Services: [*], as applicable.
2.4    Other Related Services. Catalent shall provide such Product-related services, other than Validation Services, Processing or Product Maintenance Services, including but not limited to, services to [*], and such other services as agreed to in writing by the parties from time to time. Such writing shall include the scope and reasonable fees for any such services and be appended to this Agreement in the form of the attached work order as set forth on Exhibit I (the “Work Order”). The terms and conditions of this Agreement shall govern and apply to such services.
ARTICLE 3
MATERIALS
3.1    Client-supplied Materials.
A.    Client shall supply to Catalent for Processing, at Client’s cost, all Client-supplied Materials, in quantities sufficient to meet Client’s requirements for Product. Client shall deliver such items and associated certificates of analysis to the Facility no later than [*] (but not earlier than [*]) before the Processing Date. Client shall be responsible at its expense for securing any necessary export or import, or similar clearances or permits required in respect of such supply. Catalent shall use such items solely for Processing. Prior to delivery of any such items, Client shall provide to Catalent a copy of all associated material safety data sheets, safe handling instructions and health and environmental information, and shall promptly provide any updates thereto.
B.    Following receipt of Client-supplied Materials, Catalent shall (i) promptly inspect such items to verify their identity and (ii) with respect to API, Catalent shall be responsible for release of the API, in accordance with the Specification, including identification test, visual inspection for appearance and review of the certificate of analysis. Unless otherwise set forth in this Agreement, including the Specifications, Catalent shall have no additional obligation to test such items to confirm that they meet the associated specifications or certificate of analysis or otherwise; but in the event that Catalent detects a nonconformity with Specifications, Catalent shall give Client prompt notice of such nonconformity pursuant to the requirements in the Quality Agreement. Catalent shall not be liable for any defects in Client-supplied Materials, or in Product as a result of defective Client-supplied Materials, unless Catalent failed to properly perform the foregoing obligations. Catalent shall follow Client’s reasonable written instructions in respect of return or disposal of defective Client-supplied Materials, at Client’s cost.
C.    Client shall retain title to Client-supplied Materials at all times and shall bear the risk of loss thereof.
3.2    Raw Materials.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

A.    Catalent shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment, unless otherwise agreed to by the parties in writing. Catalent shall not be liable for any delay in delivery of Product if (i) Catalent is unable to obtain, in a timely manner, a particular Raw Material necessary for Processing after having made commercially reasonable efforts to secure such Raw Material, (ii) Catalent placed orders for such Raw Materials promptly following receipt of Client’s Firm Commitment. In the event that any Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, the parties will negotiate in good faith an appropriate amendment to this Agreement, including Section 4.2.
B.    In certain instances, Client may require a specific supplier, manufacturer or vendor (“Vendor”) to be used for Raw Material. In such an event, (i) such Vendor will be identified in the Specifications and (ii) if the Vendor was not previously qualified by Catalent, then (a) the Raw Materials from such Vendor shall be deemed Client-supplied Materials for purposes of this Agreement, as set forth on Attachment B and (b) if the cost of the Raw Materials from any such Vendor is greater than Catalent’s costs for the same raw material of equal quality from other vendors, Catalent shall add the difference between Catalent’s cost of the Raw Material and the Vendor’s cost of the Raw Material to the Unit Pricing. Client will be responsible for all costs associated with qualification of any such Vendor who has not been previously qualified by Catalent. For purposes of clarity, a list of Vendors that have already been qualified are set forth on Attachment B. In the event of (i) a Specification change for any reason (other than Catalent’ s own business needs), which shall be subject to Client’s approval as set forth in the Quality Agreement, (ii) obsolescence of any Raw Material or (iii) termination (other than by Client pursuant to Section 16.2(A) or (B)) or expiration of this Agreement, Client shall bear the cost of any unused Raw Materials (including packaging), so long as Catalent purchased such Raw Materials in quantities consistent with Client’s most recent Firm Commitment or for purposes of Raw Material Safety Stock.
3.3    Artwork and Labeling. Client shall provide or approve, prior to the procurement of applicable Raw Material, all artwork, advertising and labeling information necessary for Processing, if any. Such artwork, advertising and labeling information is and shall remain the exclusive property of Client, and Client shall be solely responsible for the content thereof. Such artwork, advertising and labeling information or any reproduction thereof may not be used by Catalent in any manner other than performing its obligations hereunder.
3.4    Inventory. Within three (3) business days after the end of each calendar month, Catalent shall provide to Client an inventory report reporting the quantity of Client-supplied Materials, Raw Materials, Products and work-in-progress in Catalent’s inventory.
ARTICLE 4
MINIMUM REQUIREMENT, PURCHASE ORDERS & FORECASTS
4.1    Minimum Requirement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

A.
Subject to Section 4.8 (Failure to Supply) and Section 4.1.B and after the Commencement Date, Client shall purchase and accept delivery of Product in a Contract Year such that the sum of all purchases of such Product, in aggregate, is equal to or greater than the minimum requirement for such Contract Year set forth in Section II of Attachment C (the “Minimum Requirement”). For clarity, any Product purchased by Client in the entirety of Contract Year 1, regardless of whether before the Commencement Date, shall be credited towards Client’s obligation to purchase the Minimum Requirements for Contract Year 1.

For purposes of clarity, the parties shall consider those Batches of Product delivered in a Contract Year for purposes of calculating Client’s satisfaction of the Minimum Requirement and Firm Commitment relative to the Rolling Forecast in Section 4.2 below.

B.
Shortfall Payment. If Client does not purchase such Minimum Requirement during a Contract Year, then within [*] after the end of such Contract Year, Client shall pay Catalent the amount calculated as follows (the “Shortfall Payment”):

[*]
Shortfall Payments payable on the Minimum Requirement for any particular Contract Year shall be reduced by any Firm Commitment Payments previously made or made at the same time by Client with respect to any quarterly Firm Commitment during that same Contract Year. For clarity, payments made in accordance with this Section 4.1.B shall cure the applicable failure by Client to purchase Minimum Requirements, in full, and Catalent shall have no further right to seek damages or terminate this Agreement as a result of such failure.
4.2    Forecast. On or before [*] each calendar quarter, beginning at least [*] prior to the anticipated Commencement Date, Client shall furnish to Catalent a written rolling forecast of the quantities of Product that Client intends to purchase from Catalent during subsequent [*], beginning with the [*] (“Rolling Forecast”). For purposes of clarity, the initial Rolling Forecast shall cover the timeframe from the Commencement Date to [*] thereafter (i.e. [*] period). An example of the mechanics of the Rolling Forecast and the Batches delivered pursuant to the issuance of Purchase Orders is set forth on Attachment D. For (i) the initial Rolling Forecast and each Rolling Forecast delivered prior to the actual Commencement Date, the first [*] of the Rolling Forecast that includes the anticipated Commencement Date shall constitute a binding order (the “Firm Commitment”), and the following [*] shall be non-binding, good faith estimates, and (ii) each Rolling Forecast delivered on or after the actual Commencement Date, the first [*] of such Rolling Forecast shall be the Firm Commitment and [*] of the Rolling Forecast shall be non-binding, good faith estimates. In the event of a delay in the anticipated Commencement Date, the parties agree that the Minimum Requirement and the Firm Commitment shall be adjusted accordingly.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

4.3    Purchase Orders.
A.    From time to time as provided in this Section 4.3(A), Client shall submit to Catalent a binding, non-cancelable purchase order for Product specifying the number of Batches to be Processed, the Batch size (to the extent the Specifications permit Batches of different sizes) and the specified delivery date for each Batch (“Purchase Order”) in accordance with Attachment C and in the form attached hereto as Exhibit II. Purchase Orders for quantities of Product shall be submitted by Client at least [*] in advance of the delivery date requested in the Purchase Order, unless otherwise agreed by Catalent.
B.    Promptly (and within [*]) following receipt of a Purchase Order, Catalent shall issue a written acknowledgement (“Acknowledgement”) that it accepts or rejects such Purchase Order. Each acceptance Acknowledgement shall either confirm the delivery date set forth in the Purchase Order or set forth a reasonable alternative delivery date consistent with Catalent’s obligations hereunder, and shall include the Processing Date. Catalent shall accept any Purchase Order (i) for [*], as long as it is [*] of the Firm Commitment for such period, and (ii) for Contract Year 3 and each Contract Year thereafter, as long as it is [*] of the Firm Commitment for such Period, in each case rounded up to the nearest whole number of Batches (the “Catalent Commitment”). Catalent may reject any Purchase Order in excess of the Catalent Commitment (subject to Section 4.3(C)), or otherwise not given in accordance with this Agreement. Catalent shall be required to accept an otherwise conforming Purchase Order and shall Process and deliver Product in conformity with Purchase Order and this Agreement.
C.    Notwithstanding Section 4.3(B), Catalent shall use commercially-reasonable efforts to supply Client with the specified quantity of Product in excess of the Catalent Commitment, subject to Catalent’s other supply commitments and manufacturing, packaging and equipment capacity.
D.    In the event of a conflict between the terms of any Purchase Order, Work Order or Acknowledgement, Quality Agreement and this Agreement, the terms of this Agreement shall control except to the extent set forth in Section 9.6.
4.4    Catalent’s Cancellation of Purchase Orders. Notwithstanding Section 4.5, Catalent reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Client, and Catalent shall have no further obligations or liability with respect to such Purchase Order, if Client refuses or fails to timely supply conforming Client-supplied Materials in accordance with Section 3.1. Any such cancellation of Purchase Orders shall not constitute a breach of this Agreement by Catalent nor shall it absolve Client of its obligation in respect of the Minimum Requirement.
4.5    Client’s Modification or Cancellation of Purchase Orders.
A.    Client may modify the delivery date or quantity of Product in a Purchase Order only by submitting a written change order to Catalent at least [*] in advance of the earliest Processing Date covered by such change order. Such change order shall be effective and binding against

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Catalent only upon the written approval of Catalent, and notwithstanding the foregoing, Client shall remain responsible for the Firm Commitment.
B.    Notwithstanding any amounts due to Catalent under Section 4.4 or Section 4.1, if Client fails to place Purchase Orders sufficient to satisfy the Firm Commitment, Client shall pay to Catalent an amount equal to [*] (the “Firm Commitment Payment”). For clarity, payments made in accordance with this Section 4.5.B shall cure the applicable failure by Client to place Purchase Orders sufficient to satisfy the Firm Commitment, in full, and Catalent shall have no further right to seek damages or terminate this Agreement as a result of such failure.
C.    Neither changes to nor postponement of any Batch of Product, nor the payment of the fees described in this Section 4.5, will reduce or in any way affect Client’s Minimum Requirement obligations set forth in Section 4.1, except as expressly set forth in Section 4.1.
4.6    Unplanned Delay or Elimination of Processing. Catalent shall meet the Purchase Orders, subject to the terms and conditions of this Agreement. Catalent shall provide Client with as much advance notice as practicable if Catalent determines that any Processing will be delayed or eliminated for any reason.
4.7    Raw Material Safety Stock. Promptly following the Restatement Effective Date, Catalent shall establish and maintain at its cost but for the benefit of Client, a minimum quantity of Raw Materials to Process [*] and [*] (the “Raw Material Safety Stock”). The Raw Materials Safety Stock shall be maintained and stored in accordance with the terms of this Agreement, and Catalent will fulfill Purchase Orders for Product submitted by Client out of such inventory of Raw Materials on a “first in, first out” basis (and will accordingly replace the consumed inventory on a timely basis). Catalent shall promptly provide to Client full details relating to such quantities of Raw Materials Safety Stock, upon Client’s written request.
4.8    Failure to Supply.
4.8.1    In the First Contract Year. Except in the event of force majeure under Section 18.14, if Catalent is unable, or anticipates that it will not be able, or otherwise fails due to its gross negligence or deviation to meet the Specifications or its obligations under this Agreement, to deliver Batches, including Batches resulting from Validation Services, Catalent shall:

(a)	notify Client in writing as agreed in the Quality Agreement;

(b)	shall within [*] such failure, commence the Processing of replacement product for the failed Batches [*]; and

(c)	shall pay all manufacturing costs necessary for Client to replace such Batch(es).
Catalent and Client shall cooperate in good faith to resolve any problems causing the out-of Specification Batch.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

4.8.2    After the First Contract Year: Except in the event of force majeure under Section 18.14, if Catalent is unable, or anticipates that it will not be able, or fails due to Catalent’s failure to meet the Specifications or its obligations under this Agreement, to deliver Product, in the quantities and within [*] of (i) the time periods specified in the Firm Commitment of any Rolling Forecast or (ii) the delivery date specified in any Purchase Order accepted in accordance with this Agreement (the “Supply Failure”), Catalent shall immediately notify Client in writing of the same with its best estimate of the duration of the delay. In such event, Catalent shall make best efforts during any period in which Client’s Product is being Processed [*] to cure such Supply Failure or cause and keep Client fully informed of such efforts including provide frequent updates. In the event of notice of such Supply Failure, Client may require that:
(a)    Catalent shall remedy, at its own cost, any Supply Failure and use best efforts, in each case to Process Product, including from another Client-approved site (not to be unreasonably withheld or delayed), as soon as possible and as close to the original delivery date as possible;
(b)    Catalent shall pay the excess of the replacement costs necessary for Client to replace the supply for the Product over the cost of the Product hereunder; provided, that [*]; and
(c)    Client be relieved from its obligations to purchase any quantities of Product identified in any then-existing Purchase Order and may cancel such quantities effective upon notice to Catalent.
In the event of a Supply Failure, the parties agree that (i) the Minimum Requirement and the Firm Commitment shall be adjusted accordingly, and (ii) Catalent shall resume supplying Product meeting the requirements of this Agreement as soon as the circumstances causing the Supply Failure have been resolved.
4.9    Observation of Processing.

4.9.1
In addition to Client’s audit right pursuant to Section 9.4, Client may (i) send up to [*] Representatives to the Facility to observe Processing of Client’s Product during any period in which Client’s Product is being Processed until and unless the Client and Catalent agree otherwise, and (ii) send up to [*] Representatives to the Facility to audit Client’s inventory of API, Client-supplied Materials, or Product, upon at least [*] prior notice, at reasonable times during regular business hours. Such Representatives shall abide by all Catalent safety rules and other applicable employee policies and procedures, and Client shall be responsible for such compliance. Client shall indemnify and hold harmless Catalent for any action, omission or other activity of such Representatives while on Catalent’s premises. Client’s Representatives shall be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility. Client observation of Processing does not relieve Catalent of any obligation, responsibility, representation or warranty under this Agreement.

4.9.2    Client will observe all Product Processing, and Catalent may not process Product without the presence of Client Representatives, unless otherwise authorized by Client in writing. However,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

if the Client Representative is not present when they are scheduled to be present, and such absence solely and directly causes a delay in the commencement of any batch processing or manufacturing campaign, [*]; except that [*] if [*].
4.10    Governance. After the Effective Date, Catalent and Client shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) consisting of at least 2 members appointed by each party. The JSC shall be responsible for reviewing the ongoing relationship of the parties, considering and attempting to achieve resolution of any disputes referred to it pursuant to Section 18.10 hereof and addressing such other matters as the parties may mutually agree. For the avoidance of doubt, the JSC is not authorized to amend this Agreement.
ARTICLE 5
TESTING; SAMPLES; RELEASE
5.1    Batch Records and Data; Release. Unless otherwise agreed to by the parties, after Catalent completes a unit operation step in the Processing of a Batch and no later than [*] thereof, Catalent shall provide Client with copies of Batch records for such step prepared in accordance with the Specifications; provided, that if testing reveals an out-ofSpecification result, Catalent shall provide such Batch records and any other documentation as reasonably requested promptly (and no later than [*]) following resolution of the out-of-Specification result. If for any reason Catalent is unable to send final copies of Batch records for Processing steps to Client within [*] of Processing, Catalent will immediately scan and electronically send to Client draft copies of such Batch records, [*], so as to allow Client to review the draft Batch records in parallel with Catalent’s review of such records. After Catalent completes Processing of a Batch and no later than [*] thereof, Catalent shall also provide Client or its designee with a certificate of analysis, certificates of compliance and conformance with cGMP, and TSE/BSE certificate in forms mutually acceptable to the parties for such Batch. Issuance of certificates of analysis, conformance and TSE/BSE certificates constitute release of the Batch by Catalent to Client. Client shall be responsible at its cost for final release of Product to the market.
5.2    Testing; Rejection. Following Client’s receipt of a shipment of a Batch, Client or Client’s designee may test samples of such Batch to confirm that the Specifications have been met.  Unless within [*] after Client’s receipt of a Batch and all documents listed in the Specifications (“Review Period”), Client or its designee notifies Catalent in writing (an “Exception Notice”) that such Batch does not meet the warranty set forth in Section 12.1 (“Defective Product”), and provides a sample of the alleged Defective Product, the Batch shall be deemed accepted by Client and Client shall have no right to reject such Batch, except as set forth in Section 5.6. Upon timely receipt of an Exception Notice from Client, Catalent shall conduct an appropriate investigation in its discretion to determine whether or not it agrees with Client that Product is Defective Product and to determine the cause of any nonconformity. If Catalent agrees (or if the independent party determines pursuant to Section 5.3) that Product is Defective Product and determines that the cause of nonconformity

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

is attributable to Catalent’s negligence or willful misconduct (“Catalent Defective Processing”), then Section 5.4 shall apply.
5.3    Discrepant Results. If the parties disagree as to whether Product is Defective Product and/or whether the cause of the nonconformity is Catalent Defective Processing, and this is not resolved within [*] of the Exception Notice date, the parties shall cause a mutually acceptable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including Client-supplied Materials. The independent party’s results as to whether or not Product is Defective Product and the cause of any nonconformity shall be final and binding. Unless otherwise agreed to by the parties in writing, the costs associated with such testing and review shall be borne by Catalent if Product is Defective Product attributable to Catalent Defective Processing, and by Client in all other circumstances.
5.4    Defective Processing. Catalent shall, at Client’s option, either (A) re-Process (or if re Processing is not permissible under cGMPs, then replace), at its cost any Batch of Defective Product attributable to Catalent Defective Processing (and Client shall be liable to pay for either the rejected Batch (es) or the replacement Batch (es), but not both), or (B) credit any payments made by Client for such Batch. THE OBLIGATION OF CATALENT TO REPLACE CATALENT DEFECTIVE PROCESSING IN ACCORDANCE WITH THE SPECIFICATIONS OR CREDIT PAYMENTS MADE BY CLIENT FOR DEFECTIVE PRODUCT ATTRIBUTABLE TO CATALENT DEFECTIVE PROCESSING SHALL BE, CLIENT’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PRODUCT AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED. NOTWITHSTANDING THE FOREGOING, IF THERE ARE MORE THAN [*] OF CATALENT DEFECTIVE PROCESSING IN A [*] PERIOD CLIENT SHALL HAVE SUCH ADDITIONAL RIGHTS AS IN THE EVENT OF A SUPPLY FAILURE UNDER SECTION 4.8 HEREOF FOR ANY SUCH CATALENT DEFECTIVE PROCESSING THAT RESULTS IN A SUPPLY FAILURE.
5.5    Supply of Material for Defective Product. In the event Catalent reprocesses Defective Product pursuant to Section 5.4, Client shall supply, at its cost (except in the case of Defective Product attributable to Catalent’s Defective Processing in which case such supply shall be, subject to Section 14.1, at Catalent’s cost), Catalent with sufficient quantities of Client-supplied Materials in order for Catalent to complete such reprocessing.
5.6    Latent Defects. Notwithstanding anything to the contrary in this Agreement, if, within [*] of the date of delivery pursuant to Section 5.2 of Product manufactured by Catalent, Client becomes aware of any defect in any Batch of Product that existed at the time of delivery and would not have been discoverable upon reasonable inspection or quality assurance testing as set forth in the Specifications, Client shall immediately notify Catalent in writing (identifying the batch(es) involved), and Section 5.2 above shall apply as if such notice was provided by Client within the [*] period specified in Section 5.2 above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

ARTICLE 6
DELIVERY
6.1    Delivery. Catalent shall deliver Product [*] promptly following Catalent’s release of Product to Client pursuant to Section 5.1. Catalent shall segregate and store all Product until tender of delivery. Title to Product shall transfer to Client upon [*]. Client shall qualify at least 3 carriers to ship Product and then designate the priority of such qualified carriers to Catalent.
6.2    Storage Fees. If Client fails to take delivery of any Product on any scheduled delivery date, Catalent shall store such Product for [*] and Client shall be invoiced on the first day of each month thereafter for reasonable administration and storage costs in accordance with Attachment C.
ARTICLE 7
PAYMENTS
7.1    Fees. In consideration for Catalent performing services hereunder:
A.    Client shall pay to Catalent the fees for Validation Services set forth on Attachment A. Catalent shall submit an invoice to Client for such fees upon the completion of the relevant phase of the Validation Services.
B.    Client shall pay Catalent the unit pricing for Product set forth on Attachment C (“Unit Pricing”). Catalent shall submit an invoice to Client for such fees upon tender of delivery of Product as provided in Section 6.1.
C.    Catalent shall submit an invoice to Client for the annual fees and Client shall pay Catalent such fees for Product Maintenance Services set forth on Attachment C.
D.    Other Fees. Client shall pay Catalent for all other fees and expenses of Catalent owing in accordance with the terms of this Agreement, including pursuant to Sections 2.4, 4.1, 6.2 and 16.3. Catalent shall submit an invoice to Client for such fees as and when appropriate.
7.2    Unit Pricing. Unit Pricing is set forth in Attachment C, and shall be valid during the term of this Agreement, except as set forth in this Section 7.2. The Unit Pricing will be adjusted on an annual basis, effective on the first day of each calendar year after [*], upon [*] prior written notice from Catalent for (a) an annual increase or decrease in the processing and analytical components of the Unit Pricing, which shall not exceed the increase (or in the case of a decrease, equal to the change) in the Producer Price Index (PPI) for Pharmaceutical Preparations (PCU325412325412) for the prior 12 month period and (b) notwithstanding the foregoing or any change in the PPI, with reasonable supporting documentation, price increases or decreases for Raw Materials shall be passed through to Client, at the time of such increase or decrease, via an increase or decrease in the Unit Pricing.
7.3    Payment Terms. Payment of all Catalent invoices shall be due [*] after the date of invoice, subject to amounts disputed in good faith by the Client. Client shall make payment in U.S. dollars,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

and otherwise as directed in the applicable invoice. If any payment is not received by Catalent by its due date, then Catalent may, in addition to any other remedies available at equity or in law, charge interest on the outstanding sum from the due date (both before and after any judgment) at [*] until paid in full (or, if less, the maximum amount permitted by Applicable Laws).
7.4    {RESERVED}
7.5    Taxes. All taxes, duties and other amounts assessed (excluding tax based on net income and franchise taxes) on Client-supplied Materials, services or Product prior to or upon provision or sale to Catalent or Client, as the case may be, are the responsibility of Client, and Client shall reimburse Catalent for all such taxes, duties or other expenses paid by Catalent or such sums will be added to invoices directed at Client, where applicable.
7.6    Client and Third Party Expenses. Except as may be expressly covered by Product Maintenance Service fees, Client shall be responsible for 100% of its own and all third-party expenses associated with the development, Regulatory Approvals and commercialization of Product, including regulatory filings and post-approval marketing studies.
7.7    Development Batches. Each Batch produced under this Agreement, including those Processed as part of the Validation Services and necessary to support the validation portion of Client’s submissions for Regulatory Approvals, will be considered to be a “development batch” unless and until Processing has been validated (as defined by the FDA) and in accordance with the Validation Services. Client shall be responsible for the cost of each such Batch, even if such Batch fails to meet the Specifications, unless such Batch of Product was not Processed in accordance with the mutually agreed batch records for such Batch or Catalent was grossly negligent in the Processing of the out-of-Specification Batch.
ARTICLE 8
CHANGES TO SPECIFICATIONS
All Specifications and any changes thereto agreed to by the parties from time to time shall be in writing, dated and signed by the parties. No change in the Specifications shall be implemented by Catalent, whether requested by Client or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change (including any change to Unit Pricing). Catalent shall respond promptly to any request made by Client for a change in the Specifications, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as possible after a request is made for any change in Specifications, Catalent shall notify Client of the costs associated with such change and shall provide such supporting documentation as Client may reasonably require. Client shall pay all costs associated with such agreed upon changes except to the extent such change is primarily attributable to Catalent’s own business needs. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control. Catalent reserves the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

right to postpone effecting changes to the Specifications until such time as the parties agree to and execute the required written amendment; provided, however, Catalent agrees to effectuate such changes promptly after such amendment.
ARTICLE 9
RECORDS; REGULATORY MATTERS
9.1    Recordkeeping. Catalent shall maintain complete and accurate Batch, laboratory data, reports and other technical records relating to Processing in accordance with Catalent standard operating procedures. Such information shall be maintained for a period of at least [*] or longer if required under Applicable Laws or the Quality Agreement.
9.2    Regulatory Compliance. Catalent shall obtain and maintain all permits and licenses with respect to general Facility operations required by Applicable Laws and any Regulatory Authority in the jurisdiction in which Catalent Processes Product. Client shall obtain and maintain all other Regulatory Approvals, including those necessary for Catalent to commence Processing. Client shall reimburse Catalent for any payments Catalent is required to make to any Regulatory Authority pursuant to changes in Applicable Laws resulting from and specific to Catalent’s formulation, development, manufacturing, processing, filling, packaging or testing of Client’s Product at the Facility (for example, such as [*]); provided, however, that the foregoing shall not entitle Catalent to reimbursement for any establishment fees payable to any Regulatory Authority or for any fees or costs associated with general Facility operation as required by Applicable Laws. Client shall not identify Catalent in any regulatory filing or submission without Catalent’s prior written consent, unless Catalent fails to meet the Warranty in Sections 12.1(G) of this Agreement. If consent is required, such consent shall not be unreasonably withheld and shall be memorialized in a writing signed by authorized representatives of both Parties. Upon written request, Client shall provide Catalent with a copy of any Regulatory Approvals required to distribute, market and sell Product in the Territory, as applicable, and only to the extent that Client is unable to provide such information, Catalent shall have no obligation to deliver Product to Client if Catalent determines that such delivery would violate Applicable Laws. In no event shall the foregoing modify Catalent’s obligation to timely deliver the development or validation batches as referenced in Section 7.7 for further packaging and in accordance with Client’s Purchase Order prior to and in anticipation of Regulatory Approval. During the Term, Catalent will assist Client with all regulatory matters relating to Processing, at Client’s request and expense, unless such expense is related to Catalent’s failure to meet the Warranty in Section 12.1 (A) and (G) of this Agreement. The parties intend and commit to cooperate to allow each party to satisfy its obligations under Applicable Laws relating to Processing under this Agreement.
9.3    Governmental Inspections and Requests. Catalent shall promptly advise Client if an authorized agent of any Regulatory Authority notifies Catalent that it intends to or does visit the Facility for the purpose of reviewing the Processing or for the purpose of reviewing Catalent’s adherence with Applicable Laws. Catalent agrees that a Client representative may be onsite at the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Facility during any inspection directly related to ADS-5102, including but not limited to, any pre-approval inspections and other visits related to the Product which shall be further addressed in the Quality Agreement. Upon request, Catalent shall provide Client with a copy of any report issued by such Regulatory Authority received by Catalent following such visit, redacted as appropriate to protect any confidential information of Catalent and Catalent’s other customers and in accordance with the procedures and other terms as set forth in the Quality Agreement. Client acknowledges that it may not direct the manner in which Catalent fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities; provided, however, that the foregoing should not be construed to modify or alter any obligation to Client unless directly in conflict. Client shall reimburse Catalent for all reasonable and documented costs associated with inspections by Regulatory Authorities directly attributable to Product; provided, that such inspection was not in connection with or as a result of Catalent’s willful misconduct, negligence or non-compliance with Applicable Laws.
9.4    Client Facility Audits. During the Term, Client’s Representatives shall be granted access upon at least [*] prior notice, at reasonable times during regular business hours to (A) the portion of the Facility where Catalent performs Processing, (B) relevant personnel involved in Processing and (C) Processing records described in Section 9.2, in each case solely for the purpose of verifying that Catalent is Processing in accordance with cGMPs, the Specifications and the Product master Batch records. Client may not conduct an audit under this Section more than [*] during any [*] period; provided, that additional inspections may be conducted in the event there is a quality or compliance issue concerning Product or its Processing. Client’s Quality Assurance Manager will arrange Client audits with Catalent Quality Management. Audits shall be designed to minimize disruption of operations at the Facility. Client’s Representatives shall be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility. Such Representatives shall comply with the Facility’s rules and regulations. Client shall indemnify and hold harmless Catalent for any action or activity of such Representatives while on Catalent’s premises.
9.5    Recall. If Catalent believes a recall, field alert, Product withdrawal or field correction (“Recall”) may be necessary with respect to any Product supplied under this Agreement, Catalent shall promptly notify Client. Catalent will not act to initiate a Recall without the express prior written approval of Client, unless otherwise required by Applicable Laws. If Client believes a Recall may be necessary with respect to any Product supplied under this Agreement, Client shall promptly notify Catalent and Catalent shall provide all necessary cooperation and assistance to Client. To the extent appropriate and to be further set forth in the Quality Agreement, Client may provide Catalent opportunity to review and comment any relevant submissions to a Regulatory Authority in respect of any Recall. The cost of any Recall shall be borne by Client, and Client shall reimburse Catalent for expenses incurred in connection with any Recall, in each case unless such Recall is caused by Catalent’s breach of its obligations under this Agreement, violation of Applicable Laws or its negligence or willful misconduct, then such cost shall be borne by Catalent. For purposes

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

hereof, such cost shall be limited to reasonable, actual and documented administrative costs incurred by Client for such Recall and replacement of the Product subject to Recall in accordance with Article 5.
9.6    Quality Agreement. Concurrent with or immediately after the Effective Date, and in any event prior to the first Processing of Product hereunder, the parties shall negotiate in good faith and enter into a quality agreement on Catalent’s standard template (the “Quality Agreement”). The Quality Agreement shall be incorporated by reference in this Agreement. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.
ARTICLE 10
CONFIDENTIALITY AND NON-USE
10.1    Definition. As used in this Agreement, the term “Confidential Information” includes all information furnished by or on behalf of Catalent or Client (the “Discloser”), its Affiliates or any of its or their respective Representatives, to the other party (the “Recipient”), its Affiliates or any of its or their respective Representatives, whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner and information acquired by observation or otherwise during any site visit at the other party’s facility. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either party, their respective Affiliates, or any of its or their respective Representatives, containing or based in whole or in part on any information furnished by the Discloser, its Affiliates or any of its or their respective Representatives. Notwithstanding the foregoing, Client’s Confidential Information shall include: (i) the medical, clinical, toxicological or other scientific data or information relating to the Product (including, without limitation, pre clinical and clinical data, process condition data, notes, reports, models, analyses, and samples), (ii) the manufacture, production, procedures and processes, as well as analytical methodology, used in the testing, assaying, analysis, production, and packaging of the Product (in each case to the extent specifically related to the Product); (iii) Client’s provided materials and substances for the Product; (ii) all Specifications, Client IP and [*] Inventions; and (iii) Client’s other information and non-patented proprietary rights (to the extent not already included in this definition of Confidential Information) with respect to the Product. Confidential Information also includes the existence of this Agreement and its terms.
10.2    Exclusions. Notwithstanding Section 10.1, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (B) is already known

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

by the Recipient at the time of disclosure as evidenced by the Recipient’s written records, (C) becomes available to the Recipient on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or for the Recipient without reference to the Confidential Information of the Discloser as evidenced by the Recipient’s written records.
10.3    Mutual Obligation. The Recipient agrees that it will keep confidential and not use the Discloser’s Confidential Information except in connection with the performance of its obligations hereunder and will not disclose, without the prior written consent of the Discloser, Confidential Information of the Discloser to any third party, except that the Recipient may disclose the Discloser’s Confidential Information to any of its Affiliates and its or their respective Representatives that (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this Article and (C) are bound to the Recipient by obligations of confidentiality at least as restrictive as the terms of this Article. Each party shall be responsible for any breach of this Article by its Affiliates or any of its or their respective Representatives.
10.4    Permitted Disclosure. The Recipient may disclose the Discloser’s Confidential Information to the extent required by law or regulation; provided, that prior to making any such legally required disclosure, the Recipient shall give the Discloser as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. In addition, with written notice to Catalent, disclosure of Catalent’s Confidential Information may be made by Client hereunder: (i) to governmental agencies to the extent required to secure Regulatory Approval, and (ii) to clinical investigators where necessary or desirable for their information to the extent normal and usual in the custom of the trade and under confidentiality obligations no less restrictive than those contained in this Agreement. Any such disclosure, however, shall not relieve the Recipient of its obligations contained herein. Either party may disclose the terms of this Agreement if and as required by (a) law, including, without limitation, SEC reporting requirements, or by the rules or regulations of any stock exchange that a Party is subject to; (b) the FDA as may be necessary or useful in obtaining and maintaining final approval of the Product; (c) outside counsel, accountants or bankers to a Party; and (d) the outside counsel, accountants or bankers to a third party (except in the case of other contract manufacturing organizations) in connection with a bona fide corporate transaction, financing or acquisition, in each case under obligations of confidentiality no less restrictive than those under this Agreement.
10.5    No Implied License. Except as expressly set forth in Section 10.1, the Recipient will obtain no right of any kind or license under any Confidential Information of the Discloser, including any patent application or patent, by reason of this Agreement. All Confidential Information will remain the sole property of the Discloser, subject to Article 11.
10.6    Return of Confidential Information. Upon expiration or termination of this Agreement, the Recipient will (and will cause its Affiliates and its and their respective Representatives to) cease its use and, upon written request, within 30 days either return or destroy (and certify as to such destruction) all Confidential Information of the Discloser, including any copies thereof, except for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

a single copy which may be retained for the sole purpose of ensuring compliance with its obligations under this Agreement.
10.7    Survival. The obligations of this Article will terminate [*] from the expiration or termination of this Agreement, except with respect to trade secrets, for which the obligations of this Article will continue for so long as such information remains a trade secret under Applicable Laws.
ARTICLE 11
INTELLECTUAL PROPERTY
11.1    Intellectual Property. For purposes hereof, “Client IP” means all intellectual property and embodiments thereof owned by or licensed to Client as of the date hereof or acquired or developed by Client other than in connection with this Agreement (including “Sponsor Intellectual Property” as defined in Section 6.1 of the June 13, 2013 Master Services Agreement between the parties (the “2013 MSA”)); “Catalent IP” means all intellectual property and embodiments thereof owned by or licensed to Catalent as of the date hereof or developed by Catalent other than in connection with this Agreement.
11.2    Inventions. “Invention” means any intellectual property developed by either party or jointly by the parties in connection with this Agreement; “[*] Inventions” means any Invention that [*] or [*]; and “[*] Inventions” means any Invention, other than [*] Invention, that [*]; and “Joint Inventions” means any Invention developed jointly by the parties, other than [*] Inventions and [*] Inventions.
11.3    Licenses.
(a)    All Client IP and [*] Inventions shall be owned solely by Client and no right therein is granted to Catalent under this Agreement, except that Catalent shall have a non-exclusive, royalty-free license to such items solely to the extent necessary to perform its obligations under this Agreement. Catalent shall, and does hereby assign, and shall cause its Affiliates to assign to Client all right, title and interest in and to [*] Inventions. Catalent shall, if so requested by Client and at Client’s sole cost and expense, execute all such documents and do all such other acts and things as may be reasonably required to comply with this Section 11.3(a) to vest in Client all rights in the [*] Inventions and shall make reasonable efforts to procure execution by the named inventor of all such documents as may reasonably be required by Client in connection with any related patent application.
(b)    All Catalent IP and [*] Inventions shall be owned solely by Catalent and no right therein is granted to Client under this Agreement, except that Catalent hereby grants to Client the following licenses:
(i)    a perpetual, royalty-free, non-exclusive, sublicensable license to use any Catalent IP or [*] Invention (x) incorporated into a Product or (y) incorporated into or contained in any Client IP (including without limitation, any batch records or analytical methods relating to a Product), in each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

case, solely for the purpose of using, making, having made, selling, offering for sale, importing, packaging and/or otherwise exploiting Products; and
(ii)    a perpetual, royalty-free, exclusive, sublicensable license to use any [*] Inventions incorporated into a Product or utilized in the manufacture or packaging of a Product for the purposes of using, making, having made, selling, offering for sale, importing, packaging and/or otherwise exploiting any Product.
11.4    Joint Inventions. The parties shall jointly own the Joint Inventions, each with the right to practice and enforce such rights without any approval or accounting of the other party; provided, however that Catalent shall not use the Joint Inventions to enable any third party to make use or sell any Product.
11.5    Cooperation. The parties shall cooperate to achieve the allocation of rights to Inventions anticipated herein and each party shall be solely responsible for costs associated with the protection of its intellectual property.
ARTICLE 12
REPRESENTATIONS AND WARRANTIES
12.1    Catalent. Catalent represents, warrants and undertakes to Client that (A) at the time of delivery by Catalent as provided in Section 6.1, Product shall have been Processed in a professional workman-like manner in accordance with cGMP, Applicable Laws and the terms and conditions of this Agreement, and in conformance with the Specifications and shall not be adulterated, misbranded, or mislabeled within the meaning of Applicable Laws; provided, that Catalent shall not be liable for defects attributable to Client-supplied Materials (including artwork, advertising and labeling); (B) it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b); (C) that none of Catalent’s services hereunder or any part of this Agreement is or will be inconsistent with any obligation Catalent may have to others; (D) all work under this Agreement will be Catalent’s original work and, to the best of its knowledge, none of the Processing or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation Catalent or any of its Affiliates); (E) no [*] shall be employed or utilized in the performance of any Services hereunder, nor incorporated into any Product or other deliverables generated by Catalent under this Agreement (including any Client IP); (F) at the time of execution of this Agreement, no [*] shall be employed or utilized in the performance of any Services hereunder, nor incorporated into any Product or other deliverables generated by Catalent under this Agreement or under the 2013 MSA and; (G) Catalent does not, and will not during the term of this Agreement, knowingly manufacture, process or house in inventory penicillin or non-penicillin beta lactam products or products that result in beta lactam-containing derivatives, degradation products or other compounds, unless with prior written approval by Client; and (H) Catalent has the full right and authority to provide Client with the assignments, licenses and other rights provided for herein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

12.2    Client. Client represents, warrants and undertakes to Catalent that:
A.    all Client-supplied Materials shall have been produced in accordance with Applicable Laws, shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement;
B.    the content of all artwork provided to Catalent shall comply with all Applicable Laws;
C.    all Product delivered to Client by Catalent shall be held, used and disposed of by or on behalf of the Client in accordance with all Applicable Laws, and Client will otherwise comply with all laws, rules, regulations and guidelines applicable to Client’s performance under this Agreement;
D.    Client will not release any Batch of Product if the required certificates of conformance indicate that Product does not comply with the Specifications or if Client does not hold all necessary Regulatory Approvals to market and sell the Product (except to the extent such consumption occurs in the course of clinical studies that expressly permit such use and that have been conducted in accordance with Applicable Laws);
E.    Client has all necessary authority to use and to permit Catalent to use pursuant to this Agreement all intellectual property related to Product or Client-supplied Materials (including artwork), and to its knowledge, the Processing of the foregoing, including any copyrights, trademarks, trade secrets, patents, inventions and developments; there are no patents owned by others related to the Client IP utilized with the Product that would be infringed or misused by Client’s performance of the Agreement; and, to its knowledge, no trade secrets or other proprietary rights of others related to the Client IP utilized with the Product that would be infringed or misused by Client’s performance of this Agreement; and
F.    To its knowledge, the services to be performed by Catalent under this Agreement will not violate or infringe upon any trademark, tradename, copyright, patent, trade secret, or other intellectual property or other right held by any person or entity.
12.3    Mutual Representation. Furthermore, Catalent and Client both represent, warrant and undertake that no transactions or dealings under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States.
12.4    Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

IMPLIED WARRANTIES OF MERCHANTABILITY, NON INFRINGEMENT; OR FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE 13
INDEMNIFICATION
13.1    Indemnification by Catalent. Catalent shall indemnify and hold harmless Client, its Affiliates, and their respective directors, officers and employees (“Client Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative costs) in connection with any suit, demand or action by any third party (“Losses”) arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other proprietary rights by intellectual property or other information arising from the performance of services or Processing of the Product by Catalent hereunder, or (C) any negligence or willful misconduct by Catalent; in each case except to the extent that any of the foregoing arises out of or results from any Client Indemnitee’s negligence, willful misconduct or breach of this Agreement.
13.2    Indemnification by Client. Client shall indemnify and hold harmless Catalent, its Affiliates, and their respective directors, officers and employees (“Catalent Indemnitees”) from and against any and all Losses arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) any manufacture, packaging, sale, promotion, distribution or use of or exposure to Product or Client-supplied Materials, including product liability or strict liability, (C) Client’s exercise of control over the Processing, to the extent that Client’s instructions or directions violate Applicable Laws, (D) the conduct of any clinical trials utilizing Product or API, (E) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other proprietary rights by intellectual property or other information provided by Client, including Client-supplied Materials, or (F) any negligence or willful misconduct by Client; in each case except to the extent that any of the foregoing arises out of or results from any Catalent Indemnitee’s negligence, willful misconduct or breach of this Agreement. In addition, Client shall indemnify and hold harmless the Catalent Indemnitees from and against any and all Losses arising out of or resulting from any federal regulatory filings by or on behalf of Client or any of its Affiliates, including Losses incurred by Catalent arising from filings under 21 U.S.C. 355 and/or Section 505 of the Food and Drug Act (or non-U.S. equivalents) and related claims or proceedings (including Losses associated with Catalent’s obligation to respond to third party subpoenas).
13.3    Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the indemnified party (A) promptly notifying the indemnifying party of any claim or liability of which the indemnified party becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

except to the extent the indemnifying party is prejudiced by such failure, (B) allowing the indemnifying party, if the indemnifying party so requests, to conduct and control the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense), (C) cooperating with the indemnifying party in the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense) and (D) not compromising or settling any claim or liability without prior written consent of the indemnifying party.
ARTICLE 14
LIMITATIONS OF LIABILITY
14.1    EXCEPT FOR LOSSES RESULTING FROM CATALENT’S GROSS NEGLIGENCE WILLFUL MISCONDUCT OR FRAUD, IN NO EVENT SHALL CATALENT’S LIABILITY FOR LOSSES TO API OR CLIENT-SUPPLIED MATERIALS, WHETHER OR NOT INCORPORATED INTO PRODUCT, EXCEED [*].
14.2    EXCEPT FOR LIABILITY ARISING FROM CATALENT’S GROSS NEGLIGENCE WILLFUL MISCONDUCT OR FRAUD INCLUDING CATALENT’S INTENTIONAL FAILURE TO PERFORM, CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED [*]. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING LIMITATION SHALL NOT APPLY TO LOSSES OWING TO CLIENT UNDER SECTION 13.1.
14.3    NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (PROVIDED, HOWEVER, FOR PURPOSES OF CLARITY THAT INDEMNIFIABLE LOSSES UNDER ARTICLE 13 SHALL NOT BE CHARACTERIZED AS CONSEQUENTIAL TO CLIENT OR CATALENT SOLEY BY THE BASIS THAT SUCH LOSSES ARISE FROM DAMAGES SUFFERED BY A THIRD PARTY) OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
ARTICLE 15
INSURANCE
Each party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (A) Commercial General Liability Insurance with a per-occurrence limit of not less than [*]; (B) Products and Completed Operations Liability Insurance with a per-occurrence limit of not less than [*] (in the case of Client, prior to the commercialization of the Product); (C) Workers’ Compensation Insurance with statutory limits and Employers Liability Insurance with limits of not less than [*] per accident; and (D) All Risk Property Insurance, including transit coverage, in an amount equal to the full replacement value of its property while in, or in transit to, a Catalent facility as required under this Agreement. Each party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its US GAAP net worth

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

is greater than [*] or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than [*]. Each required insurance policy, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII. If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [*]thereafter. Each party shall obtain a waiver of subrogation clause from its property insurance carriers in favor of the other party. Each party shall be named as an additional insured within the other party’s products liability insurance policies; provided, that such additional insured status will apply solely to the extent of the insured party’s indemnity obligations under this Agreement. Such waivers of subrogation and additional insured status obligations will operate the same whether insurance is carried through third parties or self-insured. Upon the other party’s written request from time to time, each party shall promptly furnish to the other party a certificate of insurance or other evidence of the required insurance.
ARTICLE 16
TERM AND TERMINATION
16.1    Term. This Agreement shall commence on the Effective Date and shall continue until the end of the fifth (5th) Contract Year, unless either party earlier terminates this Agreement within thirty (30) days of the end of the third (3) Contract year or fourth (4) Contract Year with 24 months’ notice to the other party or this Agreement is earlier terminated in accordance with Section 16.2 (as may be extended in accordance with this Section, the “Term”). The Term shall automatically be extended for successive 2-year periods unless and until one party gives the other party at least 24 months’ prior written notice of its desire to terminate as of the end of the then-current Term.
16.2    Termination. This Agreement may be terminated immediately without further action:
A.    by either party if the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within 90 days, or takes any equivalent or similar action in consequence of debt in any jurisdiction; or
B.    by either party if the other party materially breaches any of the provisions of this Agreement and such breach is not cured within 60 days after the giving of written notice requiring the breach to be remedied; provided, that (i) in the case of a failure of Client to make payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within 30 days of receipt of notice of non payment from Catalent unless disputed by Client in good faith, or (ii) in the case of two or more Supply Failures of Catalent which are not cured within 30 days of receipt of breach notice in accordance with the terms of this Agreement within an 18 month period, Client may terminate this Agreement if the most recent Supply Failure is not cured or (iii) if Client determines that Catalent has failed to meet the warranties in Sections 12.1 (G), Client may terminate this Agreement within 60 days after giving written notice;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

C.    by Client with 30 days’ notice to Catalent in the event of (i) a failure to obtain the Regulatory Approval of the FDA for sale of the Product in the U.S. within 24 months of the Effective Date, or (ii) Client’s withdrawal of the Product completely from the U.S. market due to serious adverse health and safety reasons; or
D.    by Client in the first Contract Year with 18 months’ notice to Catalent for any reason and without cause.
16.3    Effect of Termination. Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination. In the event of a termination of this Agreement:
A.    Catalent shall promptly return to Client, at Client’s expense (except in the case of termination by Client pursuant to Section 16.2(A) or (B) in which case shall be Catalent’s expense) and direction, any remaining inventory of Product or Client-supplied Materials; provided, that all outstanding undisputed invoices have been paid in full;
B.    Client shall pay Catalent all undisputed invoiced amounts outstanding hereunder, plus, upon receipt of invoice therefor, for any (i) Product that has been shipped pursuant to Purchase Orders but not yet invoiced, (ii) Product Processed pursuant to Purchase Orders that has been completed but not yet shipped, and (iii) in the event that this Agreement is terminated for any reason other than by Client pursuant to Section 16.2(A) or (B), all Product in the process of being Processed pursuant to Purchase Orders (or, alternatively, Client may instruct Catalent to complete such work in process, and the resulting completed Product shall be governed by clause (ii)); and
C.    In the event that this Agreement is terminated for any reason other than by Client pursuant to Section 16.2(A) or (B), Client shall pay Catalent for all costs and expenses incurred, and all noncancellable commitments made, in connection with Catalent’s performance of this Agreement, so long as such costs, expenses or commitments were made by Catalent consistent with Client’s most recent Firm Commitment and the vendor’s minimum purchase obligations. In addition, in the event that this Agreement is terminated by Client pursuant to Section 16.2(A) or (B), Catalent shall (i) use commercially reasonable efforts in providing cooperation and assistance to Client in any technology transfer that may be necessary to establish sufficient supply of Product at another manufacturer, (ii) reimburse Client for any credits or advance payments including payment of any Product Maintenance Fee which shall be prorated for the remaining year, and (iii) not be entitled to any unpaid Shortfall Payments hereunder.
16.4    Survival. The rights and obligations of the parties shall continue under Articles 9 (Records; Regulatory Matters), 11 (Intellectual Property), 12 (Representation and Warranties), 13 (Indemnification), 14 (Limitations of Liability), 17 (Notice), 18 (Miscellaneous); under Articles 10 (Confidentiality and Non-Use) and 15 (Insurance), in each case to the extent expressly stated therein; and under Sections 7.3 (Payment Terms), 7.5 (Taxes), 7.6 (Client and Third Party Expenses), 9.5 (Recall), 12.4 (Limitations on Warranties), 16.3 (Effect of Termination) and 16.4 (Survival), in each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.
ARTICLE 17
NOTICE
All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally or by hand; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if sent by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered, if sent by express courier service; in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

To Client:	Adamas Pharmaceuticals, Inc.
1900 Powell St., Suite 750
Emeryville, CA 94608
Attn: Chief Executive Officer
Facsimile: 510-428-0519

With a copy to:	Address and Facsimile same as above
Attn: General Counsel (Legal Department)

To Catalent:	Catalent Pharma Solutions, LLC
14 Schoolhouse Road
Somerset, NJ 08873
Attn: General Manager
Facsimile: (732) 537-6491

With a copy to:	Address and Facsimile same as above
Attn: General Counsel (Legal Department)

ARTICLE 18
MISCELLANEOUS
18.1    Entire Agreement; Amendments. This Agreement, together with the Quality Agreement, constitutes the entire understanding between the parties, and supersedes any contracts, agreements or understandings (oral or written) of the parties, with respect to the subject matter hereof, including the Original Agreement. For the avoidance of doubt, this Agreement does not supersede (i) any existing generally applicable confidentiality agreement between the parties as it relates to time periods prior to the date hereof or (ii) business dealings not covered by this Agreement including the Master Services Agreement entered into as of June 13, 2013 between the parties. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.
18.2    Captions; Certain Conventions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to’’, “without limitation” or words of similar import, (E) the word “or” shall be deemed to include the word “and” (e.g., “and/or”) and (F) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the parties.
18.3    Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.
18.4    No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.
18.5    Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.
18.6    Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent. Neither party shall have any responsibility for the hiring, termination or compensation of the other party’s employees or contractors or for any employee benefits of any such employee or contractor.
18.7    Successors and Assigns; Subcontracting. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent (but subject to prior written notice), assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement; provided, however, that the assigning party shall remain responsible for the Affiliate’ s performance, acts and omissions under the terms of the Agreements hereof. Catalent may not subcontract its obligation under this Agreement, in whole or in part, without the prior written consent of Client, except that Catalent may, without the Client’s consent (but subject to prior written notice), subcontract under this Agreement to an Affiliate; provided, however, that Catalent shall remain responsible for the Affiliate’s performance, acts and omissions under the terms of the Agreements hereof.
18.8    No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties named herein and their respective successors and permitted assigns.
18.9    Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, USA, excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

18.10    Alternative Dispute Resolution. Any dispute that arises between the parties in connection with this Agreement shall first be presented for consideration and resolution by the JSC and in the event such dispute is not resolved satisfactorily therein to senior executives of the parties, who are designated as the CEO in the case of Client and President, Advanced Delivery Technologies, in the case of Catalent. If such executives cannot reach a resolution of the dispute within a reasonable time, then such dispute shall be resolved by binding alternative dispute resolution in accordance with the then existing commercial arbitration rules of CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017. Arbitration shall be conducted in the jurisdiction of the defendant party, in the English language.
18.11    Prevailing Party. In any dispute resolution proceeding between the parties in connection with this Agreement, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs in such proceeding from the other party.
18.12    Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.
18.13    Right to Dispose and Settle. If Catalent requests in writing from Client direction with respect to the disposal, but not sale, of any inventories of Product, Client-supplied Materials, equipment, samples or other items belonging to Client and is unable to obtain a response from Client within a reasonable time period after making reasonable efforts to do so, Catalent shall be entitled in its sole discretion to (A) dispose of all such items and (B) set-off any and all amounts due to Catalent or any of its Affiliates from Client against any credits Client may hold with Catalent or any of its Affiliates.
18.14    Force Majeure. Neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, vendors, public utilities or common carriers; provided , that the party seeking relief under this Section shall immediately notify the other party of such cause(s) beyond such party’s reasonable control. The party that may invoke this Section shall use commercially reasonable efforts to reinstate its ongoing obligations to the other party as soon as practicable. If the cause(s) shall continue unabated for 180 days, then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

18.15    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.
{Signature page follows}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amended and Restated Agreement effective as of the Restatement Effective Date.

CATALENT PHARMA SOLUTIONS, LLC	ADAMAS PHARMACEUTICALS, INC.

By: /s/ Jonathan Arnold	By: /s/ Rajesh Mahey
Name: Jonathan Arnold	Name: Rajesh Mahey
Title: Vice President & General Manager Drug Delivery Solutions	Title: Vice President Manufacturing Operations

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

LIST OF SCHEDULES, ATTACHMENTS AND EXHIBITS
Schedule 1.51: Territory
Schedule 4.2: Initial Forecast
Attachment A: Validation, Processing and Related Services
Attachment B: Specifications

I.	Client-supplied Materials (and associated specifications)

II.	Raw Materials (and associated specifications) and Qualified Vendor List

III.	Product Specifications (including Batch size)
Attachment C: Unit Pricing, Fees and Minimum Requirement
Attachment D: Rolling Forecast Example
Exhibit I: Form of Work Order
Exhibit II: Form of Purchase Order

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

SCHEDULE 1.51
TERRITORY
[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

ATTACHMENT A
VALIDATION, PROCESSING & RELATED SERVICES
The parties acknowledge and agree that the Validation Services are being performed in accordance with that certain Project Work Order No. QTE-9002055 Version 6, dated 17 May 2016 entitled [*] (“the “PWO”) and pursuant to the terms and conditions of the Master Services Agreement between the parties dated June 13, 2013 (the “MSA”).
Further, the parties agree that upon successful completion of the manufacture of the validation batches pursuant to Section 4.3 of the PWO, such validation batches shall thereafter be deemed “development batches” under Section 7.7 of this Agreement, subject to the terms and conditions of this Agreement and, for the avoidance of doubt, no longer subject to the terms and conditions of the MSA. Further, upon acceptance of the validation report with respect to such validation batches by each of Client and Catalent, the validation batches shall no longer be deemed “development batches” but shall be deemed Product under this Agreement and available for commercial sale by Client and thereupon shall contribute to the satisfaction of Client’s Minimum Requirement obligation hereunder. For clarity, Client shall not be obligated to pay Unit Pricing or any other amount (other than amounts set forth in the PWO) for such validation batches.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

ATTACHMENT B
SPECIFICATIONS
I.    Client-Supplied Materials (and associated specifications)
II.    Raw Materials (and associated specifications and approved vendor lists)
III.    Product Specifications
[*] (8 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

ATTACHMENT C
UNIT/BATCH PRICING, FEES, AND MINIMUM REQUIREMENT
[*] (6 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

ATTACHMENT D
Rolling Forecast Example

[*]
EXAMPLES - MINIMUM REQUIREMENTS, SHORTFALLS AND CATALENT COMMITMENTS
Examples for illustrative purposes only

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT I
FORM OF WORK ORDER
The form of the work order shall be provided by Catalent and approved by Client, which approval shall not be unreasonably withheld.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT II
FORM OF PURCHASE ORDER
The form of the purchase order shall be provided by Client and approved by Catalent, which approval shall not be unreasonably withheld.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.